Certificate No. NQSO ‑ _____
(Employee Award)

ARROW FINANCIAL CORPORATION

2013 Long-Term Incentive Plan
NON-QUALIFIED STOCK OPTION CERTIFICATE
(Employee Award)

____________________________________________________________________________________ (Complete all items before issuance of Certificate)
Date of Option Grant: ____________    Number of Shares to Which Option Relates: ____________

Option Price Per Share: $

The Option is / is not ___ Authorized for Payment in Shares in Lieu of Cash.
(Shares surrendered in payment must meet all conditions for use of such shares as payment, as set by the Administrator.)

The Option evidenced by this Certificate is non-transferable except upon the death of Optionee.

Record of Partial Option Exercise:

Date of Exercise:	No. of Shares Exercised:	No. of Shares Remaining as to Which Option Relates:

This certifies that              (“Optionee”), who is a valued and trusted Employee (as defined below) of Arrow Financial Corporation, a New York corporation (the “Company”), has been granted an option by the Company to purchase one or more shares of the common stock, par value $1.00 per share, of the Company ("Common Stock"), subject to the terms and conditions set forth in this Certificate and in accordance with the Company's 2013 Long-Term Incentive Plan (the "Plan"), with the expectation that the provision of this award to the Optionee will encourage the Optionee to acquire and maintain an interest in the Common Stock and have an added incentive to work for the success of the Company and its subsidiaries. For purposes of this Certificate, an “Employee” means any employee (including any officer or director who is also an employee) of the Company or any subsidiary of the Company.
The terms and conditions of said option are as follows:
1.    Grant of Option. As of the Date of Option Grant identified above, the Company hereby grants to Optionee, subject to the conditions set forth in this Certificate and in the Plan, the right, privilege, and option (the "Option") to purchase that number of shares of Common Stock identified above opposite the heading “Number of Shares to Which Option Relates” (the "Shares"), at the per share price (the “Exercise Price”) specified above opposite the heading “Option Price Per Share,” which Exercise Price is not less than the Fair Market Value per share of the Common Stock on the Date of Option Grant. For purposes of this Option Certificate, “Fair Market Value” per share of Common Stock as of any date shall be as determined in the manner specified from time to time by the Administrator in accordance with the Plan. The “Administrator” shall be either the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board as determined in accordance with the Plan.

2.    Exercisability of Option; Vesting.
(a)    Subject to the provisions, exceptions and limitations set forth elsewhere in this Certificate, including Sections 3, 5 and 7, the Option may be exercised only to the extent vested and only during the period (the "Option Period") commencing on the Date of Option Grant identified above and ending on the tenth (10th) anniversary of the Date of Option Grant. Subject to Section 2(b), the Option will become exercisable (i.e., will vest) during the Option Period as follows: on the first anniversary of the Date of Option Grant, the Option will become exercisable with respect to ______ Shares; on the second anniversary of the Date of Option Grant, the Option will become exercisable with respect to an additional _____ Shares; on the third anniversary of the Date of Option Grant, the Option will become exercisable with respect to an additional _____ Shares; and on the fourth anniversary of the Date of Option Grant, the Option will become exercisable with respect to all remaining Shares.
(b)    Notwithstanding the foregoing, (i) the exercisability (i.e., vesting) of the Option shall be accelerated, and the Option, if not fully exercisable, shall become fully exercisable (i.e., shall vest), in the event of the death or Disability of Optionee or the occurrence of a Change in Control of the Company (as defined in Section 7) at any time after the Date of Option Grant and prior to termination of the Option, and (ii) the exercisability (i.e., vesting) of the Option may otherwise be accelerated, and the Option, if not fully exercisable, shall become fully exercisable, upon the occurrence of such other event or events or upon such other circumstance or circumstances arising after the Date of Option Grant and prior to termination of the Option as the Administrator may determine from time to time as justifying such acceleration.
3.    Conditions to Exercise of Option. The Option may not be exercised unless, as of the date of exercise of the Option (the "Date of Exercise"),
(a)    the Option is then exercisable with respect to the number of Shares as to which exercise is sought, in accordance with Section 2, and the Option shall not have terminated pursuant to Section 5;
(b)    the underlying Shares as to which the Option is then sought to be exercised are the subject of an effective registration statement under the Securities Act of 1933, as amended, and are registered under applicable state securities laws, or may then be issued to Optionee exempt from such federal or state registration;
(c)    full payment of the Exercise Price of the Shares as to which the Option is being exercised has been received by the Company in accordance with Section 4(c); and
(d)    all other actions required to be taken by the Company and Optionee prior to such exercise of the Option in accordance with the Plan and this Certificate shall have been taken.
4.    Method of Exercise of Option.
(a)    If Optionee or any other person authorized to exercise the Option (an "Exercising Person") elects to exercise the Option, in whole or in part, such Exercising Person shall deliver to the Secretary of the Company or his or her designated representative (the “Secretary”) at the Company's principal place of business a written notice of election to exercise the Option, identifying that number of whole Shares as to which exercise is then being sought, which number may not exceed the number of Shares as to which the Option may then be exercised (i.e., vested shares) in light of any and all prior partial exercises of the Option and any applicable restrictions on the right to exercise the Option at such time in accordance with this Certificate or the Plan. If the Exercising Person is not the Optionee, the notice also shall identify the nature of the Exercising Person's authority to exercise the Option, which authority must be acceptable to the Administrator. In all cases, such written notice of election must be accompanied by surrender of the original of this Certificate.
(b)    The Date of Exercise with respect to any such election shall be as soon as practicable following receipt by the Secretary of the notice described in Section 4(a) above and the satisfaction of all required conditions to exercise including, without limitation, receipt of payment as described in Section 4(c) below. The Exercising Person may revoke the election to exercise at any time prior to the Date of Exercise by subsequent notice to the Secretary, if such notice of revocation is timely received as determined by the Company.
(c)    Full payment of the Exercise Price of the Shares with respect to which the Option is being exercised must be delivered to the Company to the attention of the Secretary prior to the Date of Exercise. Payment shall be in cash or by bank check, or if authorized by the Administrator upon grant of the Option (evidenced by an appropriate notation in the forepart of this Certificate) or thereafter, may be made at the discretion of the Exercising Person in whole or in part in shares of Common Stock owned by Optionee subject to such conditions upon such use of shares of Common Stock as may be set by the Administrator from time to time (a "Stock‑for‑Stock Exercise"). Any shares surrendered in payment of the Exercise Price in a Stock‑for‑Stock Exercise ("Payment Shares") shall be valued at Fair Market Value as of the Date of Exercise. In a Stock‑for‑Stock Exercise, in lieu of physically surrendering to the Company a certain number of Payment Shares, the Exercising Person may elect to submit to the Company to the attention of the Secretary an affidavit attesting ownership by Optionee of such number of shares for the appropriate period of time and request that such shares, although not physically surrendered, be deemed to have been surrendered by the Exercising Person to the Company in payment of the Exercise Price (any such payment, a "Deemed Payment").
(d)    Upon receipt of payment of the Exercise Price, including an affidavit of ownership in the case of a Deemed Payment, the Company shall issue and deliver to the Exercising Person, as of the Date of Exercise, evidenced by book entry or electronic delivery or by delivery of a duly executed stock certificate, the number of Shares as to which the Option has thus been exercised (less any Tax-Withheld Shares, as described and defined in Section 4(e) below), provided that, if the Exercising Person has elected in connection with a Stock‑for‑Stock Exercise to make a Deemed Payment without physically surrendering to the Company some number of Payment Shares owned by Optionee, the Company will deduct from the number of Shares to be issued to the Exercising Person on the Date of Exercise the number of shares deemed surrendered but not physically surrendered by the Exercising Person, and issue to the Exercising Person only the remaining number of Shares (less any Tax-Withheld Shares). If, on the Date of Exercise, any Shares remain as to which the Option is not being exercised, the Company, simultaneously with issuance of the appropriate number of Shares, shall return to the Exercising Person the original of this Certificate, with appropriate notation in the forepart of this Certificate as to the partial exercise of the Option.
(e)    To the extent that exercise of the Option obligates the Company or any of its subsidiaries to pay any taxes or other amounts to any taxing or other governmental authority on behalf of or with respect to Optionee, either (i) the Company will pay such taxes and/or other amounts then due (the “Tax Amount”) and deduct from the number of Shares otherwise then deliverable by it to the Exercising Person a number of Shares having a Fair Market Value on the Date of Exercise equal to the Tax Amount (“Tax-Withheld Shares”), in which event Optionee shall have no further rights with respect to such Tax-Withheld Shares, or (ii) withhold the Tax Amount from Optionee's wages or other compensatory payments due to Optionee, provided that, if the Exercising Person delivers funds to the Company to the attention of the Secretary in payment of the Tax Amount, the Company will apply such funds to its payment of Taxes or other amounts then due.
5.    Termination of Option. The Option, to the extent not previously exercised, shall terminate and cease to be exercisable upon, or within a designated period of time after, the first to occur of the following “termination of Service events” as set forth below, to be exercisable not later than the expiration of the Option Period (i.e., the tenth (10th) anniversary of the Date of Option Grant); and if no ”termination of Service event” occurs before the expiration of the Option Period, the Option will terminate and cease to be exercisable as of the expiration of the Option Period.
(a)    if such termination of Service is for Cause (as defined below), the date on which Optionee’s Service terminates;
(b)    if such termination of Service is other than for Cause or by reason of Optionee’s death, Disability or Retirement (as defined below), the expiration of three (3) months following the date on which Optionee’s Service terminates; provided, however, that, if the Optionee dies within such 3‑month period, then the termination event shall be the expiration of three (3) months after the date of death of Optionee;
(c)    if such termination of Service is by reason of Optionee’s Disability or Retirement, the expiration of twelve (12) months following the date on which Optionee’s Service terminates; provided, however that, if the Optionee dies within such 12‑month period, then the termination event shall be the expiration of the Option Period (i.e., the tenth (10th) anniversary of the Date of Option Grant); or
(d)    if such termination of Service is by reason of Optionee’s death, the expiration of the Option Period (i.e., the tenth (10th) anniversary of the Date of Option Grant).
Notwithstanding the foregoing, the Administrator may determine from time to time prior to the termination or expiration of the Option to extend the exercisability of the Option, if a “termination of Service event” as described in subsections (b) or (c) above should occur prior to the expiration of the Option Period, for an additional period of time beyond the time period specified in subsections (b) or (c) above following the events identified in such (but in no event beyond the expiration of the Option Period) if in its judgment such extension of exercisability is in the best interests of the Company.
In the event of any termination of Optionee’s Service, for any reason, the Option, to the extent it continues to be exercisable for a period of time thereafter, as provided above, shall continue to be exercisable during such period only with respect to that number of Shares as to which the Option was exercisable as of the time of termination, including those Shares, if any, subject to accelerated vesting as of such termination, as provided in Section 2(b) or elsewhere in this Certificate.
The Optionee’s “Service” shall mean (i) the full- or part-time employment of Optionee with the Company and/or its subsidiaries as an employee, or (ii) the rendering of services by Optionee for the Company and/or its subsidiaries under a Qualifying Services Contract, as defined below. Service shall not be deemed to terminate for purposes of the Option due to a leave of absence required by law or otherwise granted by the Company or its subsidiaries or as a result of any transfer of the employment or service of Optionee between or among the Company and/or its subsidiaries or to any successor of the Company or its subsidiaries incident to any merger or similar business combination involving the Company or its subsidiaries.
A “Qualifying Services Contract” shall mean a written agreement between Optionee and the Company under which Optionee shall continue to render services for the Company and/or its subsidiaries for a specified period of time following termination of Optionee’s employment with the Company and/or its subsidiaries (or following termination of a prior Qualifying Services Agreement), which agreement satisfies each of the following conditions: (i) the services to be rendered thereunder by Optionee shall qualify as “substantial,” as that term is defined and determined by the Administrator from time to time with such definition to be set forth or referenced in such agreement; (ii) Optionee in rendering such services shall be acting as or for an independent contractor and not as an employee of the Company and/or its subsidiaries; and (iii) there shall be no break in service between Optionee’s serving as an employee of the Company and/or its subsidiaries (or serving under a prior Qualifying Services Contract) and serving under such agreement.
“Retirement” shall mean the “retirement” or “early retirement” of Optionee from employment with the Company and/or its subsidiaries under the principal retirement plan of the Company then in effect (the “Retirement Plan”), or, if Optionee’s employment with the Company and/or its subsidiaries terminates and Optionee continues to render Service for a period of time thereafter under a Qualifying Services Contract or a continuous succession of Qualifying Services Contracts, “Retirement” after the commencement of such period of time shall mean Optionee’s ceasing to render Service under such contract or the last such contract.
Termination for "Cause" of Optionee shall mean: (i) if Optionee is serving under an employment or services agreement with the Company and/or its subsidiaries, including a Qualifying Services Contract, that contains a provision for termination for "Cause," termination of the Service of Optionee for "Cause" pursuant to such provision, and (ii) if Optionee is not serving under such an employment or services agreement, termination of the Service of Optionee by a two‑thirds vote of the entire Board or of the entire board of directors of a subsidiary of the Company for which Optionee is then rendering Service, expressly for one or more of the following "Causes," as evidenced in a board resolution: (A) any willful misconduct by Optionee that is materially injurious to the Company or a subsidiary of the Company, monetarily or otherwise; (B) any willful failure by Optionee to follow the reasonable directions of the applicable board or a higher‑ranking executive officer of the Company or a subsidiary of the Company; (C) any failure by Optionee substantially to perform any reasonable directions of the Board or the board of directors of any subsidiary of the Company (other than failure resulting from Disability or death), within thirty (30) days after delivery to the Optionee by the respective board of a written demand for substantial performance, which written demand shall specifically identify the manner in which such board believes that the Optionee has not substantially performed; (D) any inability of Optionee to serve as an officer or director of any subsidiary of the Company, or perform any substantial portion of Optionee’s duties, by reason of any order of the Federal Deposit Insurance Corporation, the Office of the Comptroller of Currency, or any other regulatory authority or agency having jurisdiction over the Company or any of its subsidiaries; or (E) intentionally providing false or misleading information to, or otherwise misleading the Board or the board of directors of any of the Company’s subsidiaries.
6.    Adjustments. If, after the Date of Option Grant, all issued and outstanding shares of Common Stock shall be increased or decreased in number, pursuant to stock dividends, stock splits, consolidations of shares, recapitalizations, mergers, consolidations, reorganizations, combinations or exchange of shares or similar transactions, the number of Shares to which the Option theretofore related and the option price per share theretofore applicable to such Option shall be appropriately adjusted by the Company to provide the same overall economic value to the Optionee immediately after the occurrence of such event as existed immediately prior to the occurrence of such event (subject to applicable rules and regulations); provided, however, that if the Company shall issue additional shares of Common Stock for a consideration, no such adjustment shall be made.
7.    Change in Control. In the event of a Change in Control of the Company (as defined below), the Option, if not then fully exercisable shall become fully exercisable (i.e., shall vest) as of the date of such Change in Control, and shall remain fully exercisable thereafter until termination in accordance with Section 5 hereof. For this purpose, a "Change in Control of the Company" shall be deemed to have occurred upon the first to occur of any of the following:
(a)    The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;
(b)    The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company;
(c)    A majority of the Board is replaced during any twelve-month period by Directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election;
(d)    One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
This definition of Change in Control of the Company shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, the regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
8.    Non-transferability; Rights Prior to Exercise. The Option shall be non‑transferable except in the event of Optionee's death (in which such case, Section 9 shall apply), and during Optionee's lifetime shall be exercisable only by Optionee. Neither Optionee nor any permitted transferee of any interest in the Option shall have any rights as a shareholder with respect to any Shares to which the Option relates until the Option shall have been exercised with respect to such Shares and such Shares shall have been issued and delivered to the Exercising Person.
9.    Designation of Beneficiary. Optionee may designate a person or persons to receive the Option in the event of the death of Optionee. Any such designation must be made upon properly completed forms supplied by and returned to the Company and, once made, may be revoked only in writing. If Optionee fails to designate a beneficiary, the estate of Optionee or any heir or successor who by reason of Optionee’s death acquired the rights to exercise the Option will be deemed to be the beneficiary of Optionee with respect to the Option. Any such person with rights under the Option shall possess all rights of Optionee under this Certificate with respect to such Option and shall remain subject to all the terms and conditions applicable thereto, including without limitation, the provision of this Certificate regarding payment of the Exercise Price and termination of the Option.
10.    Non-Qualified Stock Option. The Option is not intended to be, and will not be treated as, an "incentive stock option" within the meaning of Section 422 of the Code.
11.    Definitions. Unless otherwise indicated herein, all capitalized terms used herein shall have the same meaning given such terms in the Plan as in effect on the Date of Grant.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Certificate on behalf of the Company.

ARROW FINANCIAL CORPORATION

By:
Name:
Title:

ATTEST:

____________________________, Secretary        Date